Exhibit No. EX-99(h)(4)(a)



                                    EXHIBIT A
                           to the Amended and Restated
                      Expense Limitation Agreement between
                              GARTMORE MUTUAL FUNDS
                                       and
                    GARTMORE MORLEY CAPITAL MANAGEMENT, INC.


                           Effective December 29, 1999
                           (amended February 28, 2006)

NAME OF FUND/CLASS                             EXPENSE LIMITATION FOR FUND/CLASS


Gartmore Enhanced Income Fund
     (formerly Gartmore Morley Enhanced
         Income Fund)
         Institutional Service Class                        0.45%
         Class A                                            0.45%
         Institutional Class                                0.45%
         Class R                                            0.45%

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Effective until at least May 1, 2007. These expense limitations may be revised to decrease the limitations after the expiration of the agreed upon term, if mutually agreed upon by the parties. They may also be revised to increase the limitations at any time if mutually agreed upon by the parties.